UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2015 (March 13, 2015)

Electronic Cigarettes International Group, Ltd.

(Exact name of registrant as specified in its charter)

Nevada	000-52745	98-0534859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14200 Ironwood Drive, Grand Rapids, MI 49534

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (616) 384-3272

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

Convertible Notes and Warrants

On March 13, 2015, Electronic Cigarettes International Group, Ltd. (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an institutional investor (the “Purchaser”), pursuant to which the Company agreed to issue and the Purchaser agreed to purchase, (i) 5% Original Issue Discount Convertible Promissory Notes (the “12% Convertible Notes”) and (2) warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). Pursuant to the Securities Purchase Agreement, the Company issued to the Purchaser (i) $13,684,211 principal amount of 12% Convertible Notes and (ii) 226,562,239 Warrants for gross proceeds to the Company of $13,000,000, before deducting expenses.

12% Convertible Notes

The 12% Convertible Notes are due on April 24, 2015 (the “Maturity Date”), less any amounts converted or redeemed prior to the Maturity Date, and accrue interest at an annual rate of 12% on the aggregate unconverted and outstanding principal amount, payable, at the Purchaser’s option, in cash or in Common Stock, on each conversion date and on the Maturity Date.

The 12% Convertible Notes may be converted, in whole or in part, into shares of Common Stock at the option of the Purchaser at any time and from time to time. The shares of Common Stock issuable upon conversion of the 12% Convertible Notes shall equal: (i) the principal amount of the Note to be converted divided by (ii) a conversion price of $0.05, as adjusted from time to time. The conversion price is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes.

The 12% Convertible Notes may be prepaid in whole or in part at any time upon ten (10) days written notice to the Purchaser at 100% of the outstanding principal amount.

For twelve (12) months from the execution of the Securities Purchase Agreement, if the Company or any of its subsidiaries issue any securities subsequent to the issuance of the 12% Convertible Notes, other than any issuance through a public underwritten offering or to an investor or a group of investors that already own Common Stock or any securities that entitle the holder thereof to acquire at any time Common Stock, the Purchaser shall have the right to participate in such subsequent financing in an amount up to 100% of the Purchaser’s subscription amount in the 12% Convertible Notes on the same terms, conditions and price provided for in such subsequent financing.

Warrants

The Warrants are exercisable for an aggregate of 226,562,239 shares of Common Stock. The Warrants are exercisable for a period of five years from the original issue date. The exercise price with respect to the Warrants is $0.03 per share. The exercise price for the Warrants is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change. The number of Warrants is subject to increase if the number of Warrant shares issuable upon exercise of the Warrant is less than a stated percentage of the fully-diluted Common Stock and Common Stock equivalents of the Company as of the date of the Warrant. In the event the Company repays the 12% Convertible Notes in full by April 3, 2015, the number of Warrants shall automatically be reduced by 50%.

Unsecured Note and Warrants

On March 13, 2015, the Company entered into a Securities Exchange Agreement (the “Securities Exchange Agreement”) with an accredited investor (the “Investor”) pursuant to which the Company exchanged with the Investor the Company’s 6% Senior Convertible Note, dated April 22, 2014 (the “Original Note”), as amended by the First Amendment to the Original Note dated June 3, 2014 (the “First Amendment”), the Second Amendment to the Original Note dated August 20, 2014 (the “Second Amendment”) and the Third Amendment to the Original Note dated October 15, 2014 (the “Third Amendment” and collectively with the First Amendment and the Second Amendment, the “Amendments,” and the Original Note as amended by the Amendments, the “6% Convertible Notes”), held by the Investor in exchange for (i) $13,000,000, (ii) a 0.04% Unsecured Note in the principal amount of $1.8 million (the “0.04% Unsecured Note”) and (iii) a prepaid $.03 warrant for 93,750,000 shares of Common Stock and a prepaid warrant for 31,250,000 shares of Common Stock (collectively, the “Prepaid Warrants”).

0.04% Unsecured Note

The 0.04% Unsecured Note is due March 1, 2016 and accrues interest at a rate of 0.04% per annum. The principal amount of the 0.04% Unsecured Note is payable in twelve equal monthly installments of $150,000 in cash on the 1st business day of each calendar month starting on April 1, 2015 with the last payment being due on March 1, 2016.

Prepaid Warrants

The Prepaid Warrants are exercisable for an aggregate of 125,000,000 shares of Common Stock. The Prepaid Warrants are exercisable for a period of ten years from the original issue date. The exercise price with respect to the Prepaid Warrants is $0.03 per share and has been prepaid. The number of shares of Common Stock to be issued pursuant to the Prepaid Warrants is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change.

The foregoing descriptions of the terms of the Securities Purchase Agreement, 12% Convertible Notes, Warrants, Securities Exchange Agreement, 0.04% Unsecured Note and Prepaid Warrants are qualified in their entirety by reference to the provisions of the agreements filed as Exhibits 10.1, 4.1, 4.2, 10.2, 4.3 and 4.4 respectively, to this Current Report on Form 8-K, which are incorporated by reference herein.

Item 3.02        Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The sale and the issuance of the 12% Convertible Notes, Warrants, 0.04% Unsecured Note and Prepaid Warrants were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”).  We made this determination based on the representations of each Purchaser and Investor, as applicable, which included, in pertinent part, that each such Purchaser and Investor was (a) an “accredited investor” within the meaning of Rule 501 of Regulation D or (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and upon such further representations from the Purchaser and Investor that (i) such Purchaser and Investor is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) the Purchaser and Investor agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) the Purchaser and Investor has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (iv) the Purchaser and Investor had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (v) the Purchaser and Investor has no need for the liquidity in its investment in us and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

Item 9.01        Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Form of 12% Convertible Note
4.2	Form of Warrant
4.3	Form of 0.04% Unsecured Note
4.4	Form of Prepaid Warrants
10.1	Form of Securities Purchase Agreement
10.2	Form of Securities Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2015		ELECTRONIC CIGARETTES INTERNATIONAL GROUP, LTD.

	By:	/s/ Philip Anderson
Name: Philip Anderson Title: Chief Financial Officer